EXHIBIT 99.1


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For Immediate Release                           Media Contacts: Hannah Burns
                                                                (212) 526-4064

                                              Investor Contact: Shaun Butler
                                                                (212) 526-8381



      LEHMAN BROTHERS AND NEUBERGER BERMAN COMPLETE STRATEGIC COMBINATION

           --Positions Lehman Brothers as an Industry Leader in the
                    Wealth and Asset Management Business--


NEW YORK -- October 31, 2003 -- Lehman Brothers Holdings Inc. (NYSE ticker symbol: LEH) announced today the completion of its acquisition of Neuberger Berman Inc., bringing combined assets under management to over $100 billion. The transaction was approved by Neuberger Berman's stockholders this morning and has met all other required closing conditions and regulatory approvals. Pursuant to the transaction, each Neuberger Berman stockholder will receive, for each share of Neuberger Berman common stock, $9.49 in cash and 0.4741 of a share of Lehman Brothers common stock.

Lehman Brothers' Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, "Lehman Brothers is now one of the industry's leading providers of wealth and asset management services. We are excited that the combination of Lehman Brothers and Neuberger Berman will provide our clients around the world with access to a broader array of investment products and services. We are now better positioned than ever to build on our track record of success."

Neuberger Berman Inc., with estimated assets under management of approximately $67.7 billion as of October 29, 2003, will become part of Lehman Brothers' Client Services Segment's Wealth and Asset
                               - more -

Management Division headed by Theodore P. Janulis. Jeffrey B. Lane, former president and CEO of Neuberger Berman Inc., has become a vice chairman of Lehman Brothers, a member of the Office of the Chairman, chairman of the Wealth and Asset Management Division and chairman of Neuberger Berman. Robert Matza, former chief operating officer of Neuberger Berman Inc., has become president of Neuberger Berman and will remain its chief operating officer. In addition, Mr. Matza will join Lehman Brothers' Management Committee.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, please visit its Web site at www.lehman.com.

                                     # # #


     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to,
     (i) statements about the benefits of the acquisition of Neuberger Berman by Lehman Brothers, including financial and operating results, synergy benefits and any accretion to reported earnings that may be realized from the acquisition; Lehman Brothers' plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and
     (ii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the ability to successfully combine the businesses of Lehman Brothers and Neuberger Berman; (2) the realization of revenue and cost synergy benefits from the proposed transaction; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees; (4) changes in the stock market and interest rate environment that affect revenues; and (5) competition. Lehman Brothers does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For more information on factors that could affect Lehman Brothers' future results and financial condition, see "Management's Discussion and Analysis" in Lehman Brothers' most recent Quarterly Report on Form 10-Q.


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